UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 10, 2014

PATENT PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two High Ridge Park Stamford, CT	06905
(Address Of Principal Executive Offices)	(Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

GlobalOptions Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 11, 2014, Patent Properties, Inc. (the “Company”) announced that it had entered into a Registration Rights Agreement dated as of February 10, 2014 (the “Registration Rights Agreement”) in connection with the sale by Walker Digital, LLC (“Walker Digital”) of an aggregate of 5 million shares of common stock (the “Shares”) at $3.00 per share to a group of accredited investors (the “Investors”) in private resales not requiring registration under the Securities Act of 1933, as amended. The Registration Rights Agreement requires the Company to file a registration statement under the Securities Act with respect to the resale by such Investors of the Shares within 65 days of the effectiveness of a registration statement which the Company has filed with respect to the resale of certain securities it issued in September 2013 and for such registration statement to be declared effective not later than August 1, 2014. The Company will be indemnified for certain penalty payment obligations which may become due under the Registration Rights Agreement by Walker Digital pursuant to a Registration Rights Indemnification Agreement dated as of February 10, 2014.

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Following changes within IP Navigation Group, LLC, the Company and IP Navigation Group, LLC have agreed, as of February 10, 2014, to terminate their patent advisory services agreement dated January 21, 2011, as amended. In a related transaction, the Company executed a new advisory services agreement with Dominion Harbor, LLC who is led by the former Chief Executive Officer of IP Navigation Group, LLC. Dominion Harbor will provide substantially similar services to the Company that it was receiving from IP Navigation Group, LLC, allowing it to transition this support with no anticipated material impact to its business.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 10, 2014, the Company entered into an employment and noncompetition and confidentiality agreement with Jonathan Siegel to serve as our Chief Administrative Officer, General Counsel and Secretary commencing on February 14, 2014. Pursuant to that employment agreement, Mr. Siegel will be entitled to an annual base salary of $350,000, and annual bonus opportunity of 50% of his annual base salary commencing in 2015, and options to purchase 425,000 shares of our common stock pursuant to our 2006 Long Term Incentive Plan, as amended. The employment agreement also requires the Company to award Mr. Siegel options to purchase no fewer than 75,000 shares of our commons stock no later than the one-year anniversary date of the effectiveness of the employment agreement. Gary Greene’s duties as Chief Administrative Officer, General Counsel and Secretary will terminate on February 14, 2014. Mr. Greene will remain with the Company for a transition period, following which he will receive severance benefits substantially consistent with his September 18, 2013 employment agreement.

ITEM 8.01 OTHER EVENTS.

On February 11, 2014, the Company issued a press release announcing the sale of the Shares to the Investors by Walker Digital. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2014

PATENT PROPERTIES, INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Title:	Vice Chairman and CEO

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